UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

April 30, 2024 (April 26, 2024)

Akili, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40558	92-3654772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 Commercial Street, Mailbox 312 Boston, MA	02109
(Address of Principal Executive Offices)	(Zip Code)

(617) 313-8853

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AKLI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Akili, Inc.’s (the “Company”) wholly owned subsidiary Akili Interactive Labs, Inc., and third party Shionogi & Co., Ltd. (“Shionogi”), previously entered into a December 2018 Option and Collaboration Agreement (as previously amended, the “Shionogi Agreement”) pursuant to which the Company and Shionogi agreed to collaborate in the clinical development and commercialization of certain Company digital therapeutic products in Japan and Taiwan (the “Shionogi Territory”). On April 26, 2024, the Company and Shionogi entered into a further amendment (the “Shionogi Amendment”, and such date the “Amendment Effective Date”) to the Shionogi Agreement, modifying certain payment terms and obligations (the Shionogi Agreement as amended by the Shionogi Amendment referred to herein as the “Amended Shionogi Agreement”).

The Shionogi Amendment modified the financial terms of the Shionogi Agreement to provide for the following:

•

Shionogi will pay the Company $10.5 million within 30 business days of the Amendment Effective Date, in consideration for the elimination of (i) all future royalty payments that had been provided for under the Shionogi Agreement and (ii) certain future regulatory and sales milestone payments that had been provided for under the Shionogi Agreement.

•

In consideration for the Company entering into the Shionogi Amendment, and effective as of the Amendment Effective Date, Shionogi and the Company canceled the $5.0 million corporate bond previously issued by the Company to Shionogi and terminated the corresponding bond subscription agreement, resulting in the elimination of all Company repayment obligations under such corporate bond.

•

The Company is entitled to receive up to a total of $3.5 million from Shionogi by the end of 2025 in consideration of certain development and support services to be performed by the Company, as well as an additional $1.0 million from Shionogi payable in the event that the Company delivers to Shionogi an updated version of SDT-001 within 11 months of the Amendment Effective Date. Of the above $3.5 million, at least $1.5 million shall be paid to the Company within 30 business days of the Amendment Effective Date.

•	The Company is entitled to receive up to a total of $3.0 million from Shionogi in potential regulatory milestone payments.

The products licensed to Shionogi under the Amended Shionogi Agreement consist of the Company’s proprietary software referred to as AKL-T01 (marketed as EndeavorRx® in the U.S.), where the parties refer to the Japanese localized version of such software as SDT-001. Shionogi continues to be primarily responsible for the clinical development, commercialization, and distribution of SDT-001 at its own cost and expense in the Shionogi Territory in the licensed field of the treatment of inattention and inhibitory control in (i) patients with attention-deficit/hyperactivity disorder (“ADHD”) and (ii) patients diagnosed for a condition classified as belonging to the autism spectrum disorder (together, the “Shionogi Field”).

Under the Amended Shionogi Agreement, the parties have agreed to work towards a transition, from the Company to Shionogi, of the Company’s product maintenance and regulatory support obligations, with a target date for completion of such transition in 2025.

Under the Amended Shionogi Agreement, Shionogi has agreed to use commercially reasonable efforts to (i) obtain certain specified regulatory approval for SDT-001 in Japan and (ii) obtain certain specified pricing reimbursement for SDT-001 in Japan from the Central Social Insurance Medical Council (CSIMC), each of the foregoing as to the treatment of inattention and inhibitory control in pediatric patients with ADHD.

Unless earlier terminated, in accordance with the terms of the Shionogi Agreement, the Amended Shionogi Agreement will continue in effect so long as Shionogi develops and commercializes the licensed products in the Shionogi Territory.

The foregoing description of certain terms of the Shionogi Amendment (and the Amended Shionogi Agreement) does not purport to be complete and is qualified in its entirety by reference to the Shionogi Amendment that the Company intends to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2024.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On April 26, 2024, the Board of Directors of the Company (the “Board”) approved a revised operating plan and budget for the remainder of 2024 and a related restructuring that will result in a reduction of the Company’s operating expenses. As part of this plan, the Company’s workforce will be reduced by approximately 46% across different areas and functions, including eliminating the Company’s marketing and medical affairs teams.

This workforce reduction was communicated to employees on April 30, 2024 and is expected to be completed by the end of the second quarter of 2024. Affected employees will be offered severance and other benefits, and the Company estimates that these severance and restructuring-related costs will be approximately $2.3 – $2.8 million and expects to record these charges in the second quarter of 2024. The Company also expects that payment of most of these costs will be made in 2024.

Item 8.01	Other Information.

On April 30, 2024, the Company issued a press release announcing the Shionogi Amendment, a shift in corporate strategy and related restructuring, and an ongoing process initiated by the Board to evaluate potential strategic alternatives. In addition, the Company announced that it would release financial results for the first quarter of 2024 on May 14, 2024 via press release after the market closes and will not be hosting an earnings conference call.

A copy of the press release issued on April 30, 2024 is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. This Exhibit 99.1 shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall be incorporated by reference in all appropriate filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

No.	Description of Exhibit

99.1	Press Release issued by Akili, Inc. on April 30, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K and the accompanying exhibit contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “evaluate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements in this Current Report on Form 8-K and the accompanying exhibit related to: the benefits expected from the amendment of the Company’s agreement with its partner, Shionogi; the Company’s shift in corporate strategy; the Company’s and Board’s exploration of strategic alternatives; and the Company’s revised operating plan and budget for the remainder of 2024 and related restructuring including a significant workforce reduction; the Company’s estimates of severance and restructuring-related costs and expectations regarding the timing of the completion of the restructuring and payments of the related costs; the Company’s plans to focus on supporting the Shionogi partnership and to eliminate the Company’s marketing and medical affairs teams; the Company’s expectations regarding its ability to lower operating expenses; and the Company’s expectations that EndeavorOTC and EndeavorRx will remain on the market while the Company continues to pursue regulatory approval from the U.S. Food and Drug Administration (the “FDA”) for EndeavorOTC in parallel with exploration of broader strategic options. Any forward-looking statements in this Current Report on Form 8-K and accompanying exhibit are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this

Current Report on Form 8-K and accompanying exhibit, including, without limitation, risks and uncertainties related to: the Company’s ability to successfully support and generate revenue from its EndeavorOTC and EndeavorRx products and its partnerships; the Company’s ability to successfully perform its obligations and achieve the milestones under the Amended Shionogi Agreement and Shionogi’s ability to successfully obtain regulatory approval of the SDT-001 product; the Company’s ability to complete the evaluation of potential strategic alternatives and to identify, pursue, and complete a transaction on terms that are in the best interests of and favorable to the Company and its stockholders, if at all; the Company’s ability to manage its business as a result of the workforce reduction; the Company’s ability to successfully obtain approval from the FDA for EndeavorOTC; the Company’s ability to successfully create, and navigate, a new category of medicine and to achieve broad adoption of digital therapeutics among healthcare providers, caregivers, and patients; the Company’s ability to defend its intellectual property and satisfy various FDA and other regulatory requirements in and outside of the United States; the risk of downturns and a changing regulatory landscape in the highly competitive industry in which the Company operates; the timing and results expected from the Company’s and its partners’ clinical trials and its reliance on third parties for certain aspects of its business; the Company’s ability to accurately estimate expenses, capital requirements, and needs for additional financing; and other risks identified in the Company’s current filings and any subsequent filings made with the Securities and Exchange Commission. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof and should not be relied upon as representing the Company’s views as of any subsequent date. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akili, Inc.

By:	/s/ Matthew Franklin
Name:	Matthew Franklin
Title:	President and Chief Executive Officer

Date: April 30, 2024